UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2023

SYLVAMO CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-40718

Delaware	86-2596371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.         Departure of Directors or Certain Officers

On May 1, 2023, Gregory C. Gibson, Senior Vice President and General Manager, North America, of Sylvamo Corporation (the “Company”), notified the Company of his intent to retire effective March 31, 2024.

The Company plans to make the following leadership changes effective July 1, 2023: Mr. Gibson will serve as the Company’s Senior Vice President, Commercial Excellence, until his retirement; and Rodrigo Davoli will serve as the Company’s Senior Vice President and General Manager, North America. Mr. Davoli previously served as the Company’s Senior Vice President and General Manager, Latin America.

Commencing January 1, 2024, Mr. Gibson will receive a monthly base salary of $50,000 until his retirement date of March 31, 2024, and professional fees estimated at $10,000 for retirement transition services. He will not be eligible to participate in the Company’s Annual Incentive Program (annual cash bonus) and long-term incentive program (equity awards) in 2024.

Item 8.01.        Other Events

On May 4, 2023, Sylvamo issued a press release announcing Mr. Gibson’s retirement. A copy of the press release is included as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated May 4, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sylvamo Corporation

Date: May 4, 2023		/s/ Matthew L. Barron
	Name:	Matthew L. Barron
	Title:	Senior Vice President and General Counsel